UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     April 17, 2008 (April 16, 2008)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Suite 2100		77019
Houston, Texas		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 16, 2008, Baker Hughes Incorporated (the “Company”) issued a news release announcing that it had acquired two reservoir consulting firms, Gaffney, Cline & Associates (“GCA”) and GeoMechanics International (“GMI”). GCA is an international advisory firm focused on providing integrated technical and managerial services to all sectors of the oil and gas industry. GMI is a leader in consulting, training and software in the field of geomechanics and its application to oil and gas reservoirs. A copy of the news release is furnished with this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
 (c) Exhibits
 99.1 News Release dated April 16, 2008,
Forward-Looking Statements
This Form 8-K (and oral statements made regarding the subjects of this Form 8-K) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “Forward–Looking Statement”). The word “will,” and similar expressions, are intended to identify forward–looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking-statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007; the Company’s subsequent quarterly reports on Form 10-Q; and those set forth from time to time in our other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward–looking statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: April 17, 2008	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated April 16, 2008

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